Exhibit 23.2
                                                                    ------------





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated June 22, 1999 for Snyder Communications, Inc. and our reports dated August 23, 1999 for the SNC and circle.com business units of Snyder Communications, Inc. included in Registration Statement File No. 333-81749. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the dates of our reports.


/s/Arthur Anderson LLP
----------------------
Arthur Anderson LLP
Vienna, VA


October 8, 1999



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